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                                                                   EXHIBIT 10.7



                           PURCHASE AND SALE AGREEMENT


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1.  PARTIES            This 8th day of November, 1996 Corcoran Chelmsford B
                       Associates, a Massachusetts limited partnership with a principal place of business at 100 Grandview Road, Braintree, MA 02184 (the "the SELLER"), agrees to sell and Northland Development Corporation, a Delaware corporation with a principal place of business at 2150 Washington Street, Newton, Massachusetts (the "the BUYER" or the "PURCHASER") agrees to buy, upon the terms hereinafter set forth, the following described premises:
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2.  DESCRIPTION        A certain parcel of land comprising approximately 9.26
                       acres of land located on Riverneck Road, Chelmsford, Massachusetts identified on the Town of Chelmsford Tax Assessor's Map 110 as Lot 32 and all as shown on Exhibit A attached hereto (the "Premises" or the "Property"). The Premises are shown on a plan of land entitled "Site Plan, 495/3 Tech Center Building B, Chelmsford Mass." prepared by H.W. Moore Associates, Inc. and dated December 19, 1984, revised 3/12/86 (the "Plan"). The SELLER's title is derived under a Deed recorded with the Middlesex County (Northern District) Registry of Deeds in Book 3818, Page 249 and Certificate of Title No. 27533.

3.  APPURTENANCES      The Premises to be conveyed shall include all other
                       assignable rights, easements, privileges, licenses or appurtenances benefiting, affecting or relating to the Premises as held by the SELLER and running with the land and including without limitation all rights in adjoining private ways and any assignable permit rights held by the SELLER. The BUYER shall be entitled to such rights as the SELLER may have and which are assignable by SELLER and are appurtenant to the Premises, but SELLER makes no representations that SELLER has any such rights or that any such rights held by SELLER are assignable to or exercisable by BUYER. In addition, at the time set for Closing, the SELLER shall deliver to the BUYER an easement agreement from the owner and any mortgagee of adjacent Lot 3 shown on the Plan in recordable form for the purposes of allowing drainage and/or discharge to flow from the Premises onto Lot 3 abutting the Premises substantially in the manner shown on the Plan.




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4.  TITLE              DEED The Property shall be conveyed by a good and
                       sufficient quitclaim deed running to the BUYER or to the nominee designated by the BUYER by written notice to the SELLER at least 10 days prior to closing, and said deed shall convey good and clear record and marketable title thereto free from encumbrances, except:

                       a. provisions of existing building and zoning laws;

                       b. such taxes for the then current year as are not due and payable as of the date of the delivery of the deed; and,

                       c. a presently outstanding betterment lien for sewer installation and any other liens for municipal betterments assessed and recorded after the date of this Agreement.

                       d. Matters which BUYER is deemed to have accepted pursuant to the terms of this Agreement.

                       e. Matters which in BUYER's reasonable judgment do not impair BUYER's Proposed Project (as hereinafter defined). Except as to matters which the BUYER is deemed to have accepted pursuant to the terms hereof the SELLERS title hereunder shall not be deemed good and marketable unless:

                       i. such title is insurable at standard rates by a recognized company of the BUYER's choice which shall affirmatively insure each of the appurtenances to be conveyed pursuant to paragraph 3 hereof and without exceptions except as to matters permitted or waived under this paragraph 4 and standard printed exceptions on the policy jacket;

                       ii. the BUYER'S survey discloses no new encroachments, including without limitation encroachments of structures, easements or rights of way from adjacent properties onto the Property arising after December 15, 1996;

                       iii. Appurtenant to the Property is the right to use a driveway shown on the Plan leading to Riverneck Road in common with the owner of Lot I shown on the Plan.


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                       BUYER agrees that promptly upon execution of this
                       Agreement BUYER will cause title to the Property to be reviewed in the manner deemed appropriate by Buyer as of December 15, 1996 and a survey to be prepared. On or before the end of the Inspection Period BUYER will notify SELLER of any manner in which the title to the Property as of December 15, 1996 does not comply with the standards of this Agreement. If BUYER does not terminate this Agreement pursuant to Paragraph 24 then any such objections to title as of December 15, 1996 shall be subject to Paragraph 10 hereof, and the SELLER shall notify the BUYER within 10 days of BUYER's notice of title objections as to the actions which SELLER intends to take to cure title defects in BUYER's notice. BUYER will be deemed to have waived any objections to the status of record title as of December 15, 1996 to the extent such objection is not noted in BUYER's title notice to SELLER. The standards of subparagraphs (i) through (iii) of this Paragraph 4 shall apply to any matters of record title or of survey first recorded or occurring after December 15, 1996.

5.  REGISTERED         In addition to the foregoing, said deed shall be in form
    TITLE              sufficient to entitle the BUYER to a Certificate of
                       Title, and the SELLER shall deliver with said deed all instruments, including without limitation the SELLER'S
                       Owner's Duplicate Certificate, necessary to enable the BUYER to obtain such Certificate of Title.

6.  PURCHASE           The Purchase Price for the Property is Six Hundred
                       Thousand and NO/100 Dollars ($600,000.00) which, less the Deposit referred to in Paragraph 7, shall be paid to the Seller at the delivery and recording of the deed in certified, bank, or treasurer's funds or by wire transfer.

7.  DEPOSIT            Upon the execution hereof, the BUYER shall deliver to
                       Goodwin, Proctor and Hoar, LLP, as escrow agent, an amount of Sixty Thousand ($60,000.00) Dollars to be held in accordance with Paragraph 32 as a deposit applicable to the purchase price and to be accounted for at the delivery of the deed or delivered (i) to the SELLER if the sale either closes or does not close because of a default of the BUYER or (ii) to the BUYER if the sale does not close for any other reason.


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8.  TIME AND           Such deed is to be delivered (the "Closing") on or
    PLACE FOR          before the 30th day after the expiration of all appeal
    PERFORMANCE        periods for the approvals as described in Paragraph 26
                       hereof provided that this Agreement shall not sooner have been terminated under any clause of this Agreement allowing for such termination. The Deed shall be delivered at the office of BUYER's counsel Schlesinger and Buchbinder 1200 Walnut Street Newton, MA 02161. BUYER may, at BUYER's option, advance the closing to any earlier date and/or change the location of the closing within Greater Boston upon at least five (5) business days' notice to SELLER. It is agreed that time is of the essence of this Agreement.

9.  POSSESSION         Full possession of said premises free of all tenants and
    AND                occupants is to be delivered at the time of the delivery
    CONDITION          of the deed, said premises to be:
    OF PREMISES

                       a. in the same condition as they now are, and

                       b. in compliance with the requirements referred to in paragraphs 3 and 4.

10. EXTENSION          TO If the SELLER shall be unable to give title or to make
    PERFECT TITLE OR   conveyance, or to deliver possession of the Premises, all
    MAKE PREMISES      as herein stipulated, or if at the time of the delivery
    CONFORM            of the deed the Premises do not conform with the
                       provisions hereof the SELLER shall use reasonable efforts to remove any defects in title, or deliver possession as provided herein, or make the Premises conform to the provisions hereof as the case may be and the time for performance hereof shall be extended for such period as may be reasonably necessary but not more than thirty (30) days for the SELLER to correct any such cure; provided that the SELLER shall not be obligated to spend more than $5,000.00 to remove non-monetary defects, deliver possession as provided herein or make the Premises conform to the provisions hereof but provided further that the SELLER shall be obligated to remove all voluntary monetary encumbrances and shall be obligated to bond or offer to pay up to the net sale proceeds into court with respect to involuntary monetary encumbrances


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11. FAILURE TO         If at the expiration of any such extended time the
    PERFECT TITLE OR   SELLER shall have failed to remove any defects in title,
    MAKE PREMISES      deliver possession, or make the Premises conform, as the
    CONFORM, ETC.      case may be all as herein agreed then, at the BUYER's
                       sole option, except as provided in Paragraph 12, the deposits made under this Agreement shall be forthwith refunded and all other obligations of the parties hereto shall cease and this Agreement shall be void without recourse to the parties, except for BUYER's indemnification and reimbursement obligations hereunder which shall survive any such termination.

12. BUYERS ELECTION    The BUYER shall have the election, at either the original
    TO ACCEPT TITLE    or any extended time for performance, to accept such
                       title as the SELLER can deliver to the Premises in their then condition and to pay therefor the purchase price without deduction, in which case the SELLER shall convey such title.

13. ACCEPTANCE         The acceptance of a deed by the BUYER or its nominee, as
    OF DEED            the case may be, shall be deemed to be a full performance
                       and discharge of every agreement and obligation herein contained or expressed, except such as are, by the express terms hereof, to be performed after the delivery of the deed.

14. USE OF PURCHASE    To enable the SELLER to make conveyance as herein
    MONEY TO CLEAR     provided, the SELLER may, at the time of the Closing use
    TITLE              the purchase money or any portion thereof to clear the
                       title of any or all encumbrances or interests, provided that all instruments so procured from institutional lenders are recorded reasonably promptly after the delivery of the deed in the usual and customary manner and all other instruments are recorded simultaneously with the recording of said deed

15. ADJUSTMENTS        Any applicable municipal use charges, assessments and
                       taxes for the then current year shall be apportioned as of the Closing, and the net amount thereof shall be added to or deducted from, as the case may be, the purchase price payable by the BUYER at the Closing.


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16. ADJUSTMENT OF      If the amount of said taxes is not known at the time of
    UNASSESSED AND     the delivery of the deed, they shall be apportioned on
    ABATED TAXES       the basis of the taxes assessed for the preceding year
                       with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed.

17. BROKERAGE          Each party represents that neither has engaged the
                       services of a real estate broker in the consummation of this transaction except that the SELLER has engaged The
                       Miles Company, Inc. pursuant to a separate agreement, and that except for the commission to The Niles Company, Inc., which SELLER agrees to pay, no commission is due to any person from this sale. Each party indemnifies the other from and against all costs, loss and damage incurred by the other resulting from any other claim or right to a brokerage commission arising out of the failure of its representation. This provision shall survive delivery of the deed.

18. TITLE INSURANCE    At the Closing the SELLER shall execute usual and
                       customary title insurance company affidavits in form and substance reasonably satisfactory to SELLER to the effect that there are no parties in possession affecting the Premises and that no work has been performed upon the Premises by SELLER which would entitle any person to a mechanic's or materialman's lien upon any portion of the Premises. The SELLER shall provide certificates or affidavits reasonably satisfactory to the BUYER's title insurance company as to the existence of the SELLER and the identity and authority of the general partners acting on behalf of SELLER. The SELLER shall further execute a foreign person certificate pursuant to Internal Revenue
                       Code Section 1445 and provide BUYER with information sufficient for IRS form 1099 if required.


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19. ACCESS             The SELLER hereby agrees that the BUYER and the BUYER'S
                       representatives, consultants, engineers and/or agents shall have the right of access to the Premises at all reasonable times on reasonable prior notice from the date of this Agreement up to and including the Closing all at the sole risk and responsibility of the BUYER, to conduct surveys, engineering, hazardous materials and other construction or development tests, or to inspect the Property. Tests anticipated by BUYER to be undertaken under this paragraph as set forth in Exhibit B attached. Prior to any such access BUYER or BUYER's contractors or agents shall provide SELLER with certificates of insurance evidencing liability insurance coverage of at least $1,000,000, property damage of at least $1,000,000 and, to the extent applicable worker's compensation insurance in at least statutory limits and naming SELLER, its agents, partners and employees and The Equitable Life Insurance Company of America as additional insurers. The BUYER agrees to indemnify and hold the SELLER, its agents, partners and employees harmless from and against any damage, claims, loss or liability arising out of any activity of BUYER, its representatives, consultants, engineers and/or agents on the Premises. The SELLER acknowledges that the BUYER's hazardous materials testing or other tests may require the digging of one or more borings or test pits on the Property, and surveys may cause usual and customary holes, clearing of sight fines, or digging. The BUYER agrees promptly to re-grade and re-store reasonably the Property upon the taking of any borings; or test pits and to undertake such tests using appropriate caution. BUYER's obligations under this paragraph 19 to indemnify Seller shall survive the delivery of the deed or termination of this Agreement, and BUYER's obligations under this paragraph 19 to restore the Property shall survive termination of this Agreement.

20. BUYERS DEFAULT     In the event the BUYER shall default in the performance
                       of the BUYER'S obligations hereunder all deposits made by the BUYER and all interest earned thereon shall be retained by the SELLER as liquidated damages and shall constitute the SELLER's sole remedy at law or in equity.


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21. PLANS AND          SELLER agrees to assign to the BUYER at the Closing all
    PERMITS of the SELLER'S right, title and interest in such plans, surveys, engineering reports, licenses, permits and governmental or quasi governmental permits as exist as of the date of the Closing including without limitation SELLER's rights if any under a previous MEPA approval for the Property, but only to the extent such rights, plans, licenses, or permits (i) relate to the Premises, (ii) are assignable at no cost to SELLER and without the necessity of obtaining any third party's consent, and (iii) are otherwise useful or necessary in Buyer's reasonable judgment for development, construction or operation of the BUYER'S proposed development similar to that previously permitted by SELLER and shown on the Plan (the "Proposed Project")

22. MUTUAL             Prior and subsequent to delivery of the deed the SELLER
    COOPERATION        agrees at BUYER's expense to cooperate with the BUYER'S
                       filings for all governmental permits usual, customary or necessary for the Proposed Project. The SELLER'S cooperation shall include, without limitation, the signing of such applications as are required to be in the name of the owner of the land while the SELLER is the owner and the submission to regulatory authorities of letters of approval and support by the SELLER. In exercising its cooperation under this paragraph, the SELLER shall not be obligated to expend any monies but each shall lend such reasonable support as is reasonably requested to applications or requests of the BUYER without the expenditure of money. SELLER agrees that Lot
                       C shown on the Plan will not be developed with a project of more than 59,000 gross square feet, and BUYER agrees that the Proposed Project will not exceed 97,000 gross square feet, it being the intention of this paragraph that each of Lot B and Lot C have the right pursuant to previously granted MEPA authorizations to construct the projects shown in such authorizations. In the event either BUYER or SELLER desires to construct or develop a project of more than the respective aforesaid gross square footage and as described and shown in such authorizations, such party may seek the required approvals, including without limitation any changes to the MEPA authorizations previously granted, provided the other party's rights under such previously granted MEPA authorizations are not affected The mutual covenants contained in this Paragraph shall survive delivery of the deed.


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23. DUE DILIGENCE      Notwithstanding any other provision hereof the BUYER
                       shall for sixty (60) days after the date of this Agreement (the "Inspection Period") have the right subject to the provisions of paragraph 19 to conduct a "due diligence" review of the Property and of the feasibility of BUYER's proposed development and such other matters as BUYER may deem appropriate in BUYER's judgment including but not limited to:

                          (A) OIL AND HAZARDOUS MATERIALS: The BUYER may engage an engineering consultant at the BUYER's expense to conduct a so-called "21E study" environmental report on the Property with a view towards determining whether any portion of the Property contains or is subject to a release or threat of release of oil or hazardous materials as defined in M.G.L. c 21E. The BUYER's environmental report may at the BUYER's election include soils and groundwater testing at the Property.

                          (B) BUILDABILITY. The BUYER may review whether the Property is buildable in view of ledge, site conditions or access, unavailability or expense of providing utilities, existence of wetlands or floodplains, zoning, subdivision, MEPA or other regulatory constraints or any other reason the BUYER may deem appropriate. BUYER is specifically authorized to review the development potential of the Property with governmental officials in order to estimate and evaluate the risk or likelihood of success in obtaining necessary governmental approvals for development of the Property.

                          (C) TITLE AND SURVEY: The BUYER may have the record title to the Property investigated as of the date hereof and may have such surveys or other plans or information relative to title prepared in order to ascertain whether the Property conforms to the conveyancing standards of this Agreement, whether all necessary rights appurtenant run with the Property and is otherwise suitable for the BUYER's development.

                       BUYER agrees that it will promptly and diligently seek to satisfy itself with respect to its due diligence review of the Property within the Inspection Period, exerting reasonable efforts to that end. BUYER agrees that it will keep SELLER reasonably informed concerning the progress of its due diligence review.


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24. RIGHT TO           On or before the end of the Inspection Period the BUYER
    TERMINATE          shall have the right to terminate this Agreement with or
                       without any reason. The BUYER may exercise its right under this Paragraph by a notice to the SELLER in the BUYER's sole discretion no later than 5:00 P.M. on the last day of the Inspection Period in which event this Agreement shall be terminated, the deposit described in Paragraph 7 hereof together with any interest accrued thereon shall be returned to the BUYER and the parties shall have no further obligations to each other hereunder, except that BUYER's obligation to indemnify and reimburse SELLER and to restore the Property pursuant to paragraph 19 and SELLER's obligation to return the deposit with accrued interest shall survive any such termination. Upon any termination of this Agreement under this paragraph BUYER shall promptly deliver to SELLER, but not as a condition of such termination copies of any plans, reports or other investigatory data obtained by BUYER in the course of BUYER's due diligence investigation. BUYER shall not warrant or represent the accuracy of any factual matters or legal conclusions contained in any such reports, nor shall BUYER be required to provide that any such reports shall run to or for the benefit of SELLER. Further BUYER may withhold reports prepared by its counsel or other reports, plans or documents given in confidence or subject to non-disclosure provisions binding on BUYER. It is expressly understood and agreed that BUYER's failure to give timely notice of termination as aforesaid shall be conclusively deemed to constitute BUYER's waiver of BUYER's right to terminate this Agreement under this Paragraph.


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25. HAZARDOUS          In the event BUYER does not terminate this Agreement as
    MATERIALS          provided in Paragraph 25 and in the further event that
                       BUYER's investigation of the Premises indicates that oil or hazardous materials are present in, on or under the Premises that would require removal or remediation under the Massachusetts Contingency Plan then BUYER may, by a notice given within the Inspection Period, require that SELLER remove or remediate such condition or take such other steps as are required by law and further that Seller provide documentation and approvals as required by the Massachusetts Contingency Plan, if any; provided that in undertaking such remediation and documentation SELLER shall not be required to expend more than $50,000.00. In the event that SELLER provides reasonable evidence that the removal, remediation and documentation required under this Paragraph will cost in excess of $50,000.00 then
                       SELLER may at SELLER's option decline to undertake such removal or remediation and may instead determine that the Premises as delivered would not conform to the requirements hereof and SELLER may terminate this Agreement by a notice to BUYER within fifteen (15) days of the end of the Inspection Period subject to the provisions of Paragraph 12.


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26. PERMITS AND        In the event the BUYER does not terminate this Agreement
    APPROVALS          during the Inspection Period pursuant to Paragraph 24 the
                       BUYER shall, at the BUYER's sole cost and expense, during or promptly after the end of the Inspection Period prepare plans and applications as necessary for such zoning permits, variances, wetlands orders, Army Corps permits, sewer and water connection permits, NPDES permits, MEPA review or other governmental or quasigovernmental permits, licenses, orders and approvals as the BUYER may reasonably determine are usual, customary or necessary to construct the Proposed
                       Project. The BUYER shall use good faith diligent efforts to submit to the Chelmsford Planning Board or other appropriate permit granting authority an application for a Special Permit or Site Plan Review or such other relief as the BUYER shall reasonably deem appropriate on or before February 15, 1997. In the event that after employing reasonable efforts, the BUYER is unable to obtain all such permits, licenses, orders and approvals including without limitation utility services, but in any event not including a building permit, on or before the date six months after the end of the Inspection Period and all appeal periods related thereto have not expired within such time, then the BUYER shall have the right either to (i) terminate this Agreement by a notice given within seven days after the end of the period of six (6) months after the end of the Inspection Period in which event all deposits made hereunder together with any interest accrued thereon shall be refunded to the BUYER and the parties shall have no further obligations to each other under this Agreement or (ii) upon one, two or three further notices to the SELLER each given prior to expiration of the applicable extension period, and provided that the BUYER is diligently seeking such approvals, extend the time for obtaining such approvals and expiration of any such appeals period(s) for up to three (3) three extension periods of thirty (30) days each, or (iii) proceed to close the purchase herein contemplated.


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                       In the event BUYER shall elect to extend the time for
                       obtaining such approvals and/or running of the appeals period then Buyer's right to terminate this Agreement for failure to obtain such permits or approvals final beyond appeal shall be likewise extended, provided, however, for each thirty (30) day extension exercised by BUYER under this paragraph the amount of the deposit which SELLER is obligated to return to BUYER in the event of BUYER's termination shall be reduced by $20,000, with all interest on the deposit that is non-refundable accruing to SELLER. FOR EXAMPLE: If BUYER shall exercise two thirty (30) day extensions under this paragraph and then during the second extension terminate this Agreement on account of a failure to obtain permits final beyond appeal then the amount of the deposit to which BUYER would be entitled to have returned to BUYER would be ($60,000.00 less (2 x $20,000 = $40,000)) $20,000.


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27. REPRESENTATIONS    A. THE BUYER'S REPRESENTATIONS AND WARRANTIES. The BUYER
                       hereby represents and warrants that the following representations and warranties are true and accurate as of the date hereof and shall be deemed renewed by the BUYER on the date of the Closing as if made at such time and shall survive the Closing:

                          (i) the BUYER is a duly organized legally existing
                       Delaware corporation qualified to do business in Massachusetts with full legal authority to enter into this transaction and to fulfill its obligations hereunder, and,

                          (ii) the BUYER and the persons signing on its behalf
                       have been authorized by all necessary corporate action of the BUYER's directors to enter into and deliver this Agreement and carry out the transaction contemplated hereby.

                       B. THE SELLER'S REPRESENTATIONS AND WARRANTIES: The SELLER hereby warrants and represents that the following representations and warranties are true and accurate as of the date hereof and shall be deemed renewed by the SELLER on the date of the Closing as if made at such time and shall survive the Closing:

                          (i) the SELLER is a duly organized legally existing
                       Massachusetts limited partnership with full legal authority to enter into this transaction and to fulfill its obligations hereunder

                          (ii) The Seller and those persons signing on its
                       behalf have been authorized by all necessary partnership action, if any is so required to enter into and deliver this Agreement and to carry out the transaction contemplated hereby.

                          (iii) Neither the execution of this Agreement nor the
                       consummation of the transactions contemplated hereby will constitute a violation of or be in conflict with or constitute a default under any term or provision of any order, agreement or lease to which SELLER is a party.

28. CAPTIONS           The captions herein are used only as a matter of
                       convenience and are not to be considered a part of this Agreement or to be used in determining the intent of the parties to it.



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29. NOTICES            Notices hereunder shall be deemed properly sent three
                       days after posting if mailed, certified United States Mail, return receipt requested, postage prepaid or on the date of delivery if delivered by courier (including overnight courier services) or served in hand to the BUYER at its address first set forth herein with a copy to Alan J. Schlesinger, Schlesinger and Buchbinder, 1200 Walnut Street, Newton, Massachusetts 02161 and to the SELLER at its address first set forth herein with a copy to Kim M. Rubin, Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109

30. ASSIGNMENT         This Agreement may be assigned by the BUYER to any
                       affiliate or nominee of the BUYER without the prior written consent of the SELLER, provided that upon any assignment of the BUYER's rights hereunder Northland
                       Development Corporation shall remain liable for performance of the obligations of the BUYER hereunder including those surviving delivery of the deed or termination of this Agreement, otherwise this Agreement may not be assigned without SELLER's prior written consent.

31. TITLE STANDARDS    In matters respecting title to the Premises, standards of
                       the Massachusetts Conveyancers Association shall be determinative.

32. DEPOSITS, ESCROW   All deposits referred to in Section 7 are to be held in
    AGENT              an interest bearing escrow account, and any interest is
                       to be accounted for and allocated to the BUYER at the Closing; provided, however, that if all or any of the deposit is retained by the SELLER under the provisions of this agreement upon the default of the BUYER, then the entire amount of interest earned shall be paid to the SELLER.

                       All deposits made hereunder shall be held by Goodwin, Procter & Hoar LLP, as Escrow Agent, subject to the terms of this Agreement and shall be duly accounted for at the Closing. In the event of any disagreement, however, the Escrow Agent may elect, at its sole discretion, either
                       (a) to retain said deposit, and all interest thereon, pending instructions mutually given by the SELLER and the BUYER, or by final order, decree or judgment by a court of competent jurisdiction (and no such decree or judgment shall be deemed to be "final", unless and until the time of appeal has expired and no appeal has been perfected) or (b) to transfer the entire deposit, together with all accrued interest thereon, either to a party mutually agreeable to the BUYER and the SELLER to serve as a substitute escrow agent to hold the deposit and such interest pending the resolution of dispute between the BUYER and the SELLER, or into a court of competent jurisdiction. In the event of either of the foregoing elections, Goodwin, Procter & Hoar LLP shall thereafter be entitled to represent the SELLER in such dispute as fully and completely as though Goodwin, Procter & Hoar had never been the escrow agent holding the deposit. The Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement and it may rely, and shall be protected in acting or refraining from acting in reliance, upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other document believed by it in good faith to be genuine and to have been made, sent, signed or presented by the proper party or parties. Notwithstanding any other provisions of this Agreement, the BUYER and the SELLER jointly indemnify and hold harmless the Escrow Agent against any loss, liability or reasonable expense incurred without bad faith or gross negligence on its part arising out of or in connection with its services under the terms of this agreement, including the reasonable cost and expense of defending itself against any claim or liability.

33. AMENDMENTS         The BUYER and the SELLER have the right to mutually
                       amend, modify, extend or terminate their obligations under this Agreement without first having to obtain the consent of the Escrow Agent, except in the case of amendments or modifications of Section 34.

34. MISCELLANEOUS      (a) Warranties and Representations: The BUYER
                       acknowledges that the BUYER has not been influenced to enter into this transaction nor has BUYER relied upon any warranty or representations not expressly set forth in this Agreement. The BUYER hereby acknowledges that BUYER is purchasing the Property "AS IS" without any representations or warranties express or implied and that BUYER is being given the opportunity to inspect fully the Property. BUYER is not relying upon any statement or representation of SELLER or the Brokers, express or implied, with respect to the condition of the Property or the feasibility or developability of the Proposed
                       Project. The provisions of this paragraph shall survive delivery of the deed.


                       (b) Construction of Agreement: This Instrument, executed in multiple counterparts, be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and inures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, successors and assigns, and may be canceled, modified or amended only by a written instrument executed by both the SELLER and the BUYER. If two or more persons are named herein as BUYER their obligations hereunder shall be joint and several. The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this AGREEMENT or to be used in determining the intent of the parties to it.
--------------------------------------------------------------------------------

Executed this date first set forth above.

SELLER                                      BUYER

CORCORAN CHELMSFORD B                       NORTHLAND DEVELOPMENT
ASSOCIATES LIMITED PARTNERSHIP              CORPORATION


By: /s/                                     By: /s/
   --------------------------------            -------------------------------
                                               Its

                                            ESCROW AGENT
                                            GOODWIN, PROCTER AND
                                            HOAR LLP


                                            By: /s/
                                               -------------------------------